Exhibit 4.2

FORM OF WARRANT CERTIFICATE

WARRANTS TO PURCHASE SUBORDINATE

VOTING SHARES OF VERSES AI INC.

(a Company incorporated under the laws of British Columbia)

CUSIP No. 92539Q174

Warrant Certificate Number: ________________Representing ______________Warrants to purchase Subordinate Voting Shares

THIS CERTIFIES that, for value received, the registered holder hereof, ___________________ (the “holder”) is entitled, at any time at or before 5:00 p.m. (Vancouver time) on July 11, 2028 (the “Time of Expiry”), to acquire, subject to adjustment in certain events, the number of Subordinate Voting Shares (“Subordinate Voting Shares”) of Verses AI Inc. (the “Company”) specified above, as presently constituted, by surrendering to Endeavor Trust Corporation (the “Warrant Agent”) at its principal office in Vancouver, British Columbia this Warrant Certificate with the duly completed and executed Exercise Form endorsed on the back of this Warrant Certificate, at the exercise price of C$11.50 per Warrant Share (subject to adjustment in certain events) (the “Exercise Price”) pursuant to the “cashless exercise”, only if permitted pursuant to Section 4.2 of the Warrant Indenture (as defined below).

The holder of this Warrant Certificate may purchase less than the number of Subordinate Voting Shares which he is entitled to purchase on the exercise of the Warrants represented by this Warrant Certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

The Warrants evidenced hereby are exercisable on or before the Time of Expiry, after which time the Warrants evidenced hereby shall be deemed to be void and of no further force or effect.

This Warrant Certificate represents Warrants of the Company issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of July 9, 2025, between the Company and the Warrant Agent, as may be amended from time to time, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Warrant Indenture. A copy of the Warrant Indenture will be available for inspection at the principal office of the Company in the City of Vancouver, British Columbia. In the event of any conflict between the provisions contained in this Warrant Certificate and the provisions of the Warrant Indenture, the provisions of the Warrant Indenture shall prevail. For the avoidance of doubt, the exercise of Warrants represented by this Warrant Certificate shall at all times be subject to S.4.9(2) of the Warrant Indenture.

Upon acceptance hereof, the holder hereof hereby expressly waives the right to receive any fractional Subordinate Voting Shares upon the exercise hereof in full or in part and further waives the right to receive any cash or other consideration in lieu thereof. The Warrants represented by this Warrant Certificate shall be deemed to have been surrendered only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its office in the City of Vancouver, British Columbia.

Upon due exercise of the Warrants represented by this Warrant Certificate upon a “cashless exercise”, the Company shall cause to be issued to the person(s) in whose name(s) the Subordinate Voting Shares so subscribed for (provided that if the Subordinate Voting Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Exercise Form herein shall be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Subordinate Voting Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax (or shall have satisfied the Company that such tax has been paid or that no tax is due)), the number of Subordinate Voting Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Subordinate Voting Shares with effect from the date of such exercise, and upon due surrender of this Warrant Certificate and all other documentation required, the Warrant Agent shall cause the issuance of a certificate(s) representing such Subordinate Voting Shares to be issued within three Business Days after the exercise of the Warrants (or portion thereof) represented hereby.

Pursuant to Section 4.2 of the Warrant Indenture, no Warrantholder will be permitted to exercise Warrants other than pursuant to a “cashless exercise” as described herein. If the Current Market Price exceeds the Exercise Price, the Warrant may be exercised by means of a “cashless exercise” in which the holder of Warrants shall be entitled to surrender a Warrant to the Company in exchange for the issuance of the number of Subordinate Voting Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: (a) (A) equals the Current Market Price on the trading day immediately preceding the date of the receipt by the Warrant Agent of the notice of exercise; (b) (B) equals the Exercise Price per Subordinate Voting Share of such Warrant, as adjusted; and (c) (X) equals the number of Subordinate Voting Shares that would otherwise be issuable upon exercise of such Warrant in accordance with its terms by means of a cash exercise rather than a cashless exercise.

The issue price for each such Subordinate Voting Share to be issued pursuant to the cashless exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Subordinate Voting Shares issued pursuant to the cashless exercise of a Warrant will be paid and satisfied in full by the surrender to the Company of such Warrant.

The holder acknowledges that the Warrants represented by this Warrant Certificate and the Subordinate Voting Shares issuable upon exercise hereof may be offered, sold or otherwise transferred only in compliance with all applicable securities laws.

No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a transfer form or other written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrant Certificates representing in the aggregate an equal number of Warrants. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Warrants represented by this Warrant Certificate shall not constitute the holder hereof a holder of Subordinate Voting Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustment in the number of Subordinate Voting Shares to be delivered upon exercise of the right of purchase hereby granted and to the Exercise Price in certain events therein set forth.

The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the Warrantholders holding a specified percentage of the then outstanding Warrants.

The Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Time shall be of the essence hereof and of the Warrant Indenture.

The Company may from time to time at any time prior to the Time of Expiry purchase any of the Warrants by private agreement or otherwise.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

This Warrant Certificate may be signed by facsimile or other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature.

(Signature page follows)

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed as of

_____________________________

VERSES AI INC.

By:
Authorized Signatory

Countersigned and Registered by:

ENDEAVOR TRUST CORPORATION

By:
Authorized Signatory

EXERCISE FORM

TO:	VERSES AI INC.

AND TO:	ENDEAVOR TRUST CORPORATION

Suite 702, 777 Hornby Street

Vancouver, British Columbia

V6Z 1S4

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire __________ Subordinate Voting Shares of Verses AI Inc., only if permitted pursuant to Section 4.2 of the Warrant Indenture, by means of a “cashless exercise” in which the holder of Warrants shall be entitled to receive a certificate for the number of Subordinate Voting Shares equal to the quotient obtained by dividing [(A- B) (X)] by (A), where (i) (A) equals the Current Market Price on the trading day immediately preceding the date of the receipt by the Warrant Agent of the notice of exercise; (ii) (B) equals the Exercise Price per Subordinate Voting Share of each Warrant, as adjusted; and (iii) (X) equals the number of Subordinate Voting Shares that would otherwise be issuable upon exercise of the Warrants in accordance with their terms by means of a cash exercise rather than a cashless exercise, and the undersigned hereby agrees that the issue price for each such Subordinate Voting Share pursuant to this cashless exercise of such Warrants is equal to (B), as defined above, and the undersigned hereby surrenders all such Warrants to Verses AI Inc. in full payment and satisfaction of the total issue price for such Subordinate Voting Shares pursuant to this cashless exercise of such Warrants.

Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the warrant indenture between Verses AI Inc. and Endeavor Trust Corporation dated July [  ], 2025 (the “Warrant Indenture”).

The undersigned hereby acknowledges that the undersigned is aware that the Subordinate Voting Shares received on exercise may be subject to restrictions on resale under applicable Securities Laws.

The undersigned hereby irrevocably directs that the said Subordinate Voting Shares be issued, registered and delivered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

Once completed and executed, this Exercise Form must be mailed or delivered to Endeavor Trust Corporation, c/o Securities Processing.

DATED this _____day of _____________, 20__ .)

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Witness	)	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)
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	)	Name of Registered Warrantholder

☐ Please check if the certificates or DRS representing the Subordinate Voting Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates or DRS will be mailed to the address set out above. Certificates or DRS will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

TRANSFER FORM

TO:	Verses AI Inc. (the “Company”)

	AND TO:	ENDEAVOR TRUST CORPORATION

Suite 702, 777 Hornby Street
Vancouver, British Columbia
V6Z 1S4

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

________________________________________________________________________________________

________________________________________________________________________________________

____________________(print name and address) the Warrants represented by this Warrants Certificate and hereby irrevocable constitutes and appoints as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

(Please print. If securities are issued to a person other than the registered Warrantholder, the holder must pay to the Warrant Agent all applicable taxes and the signature of the holder must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program).

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
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Guarantor’s Signature/Stamp	)	Name of Transferor
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REASON FOR TRANSFER – For US Residents only (where the individual(s) or Company receiving the securities is US resident). Please select only one (see instructions below).

☐	Gift	☐	Estate	☐	Private Sale	☐	Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

●	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

●	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

●	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN

GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Endeavor Trust Corporation is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

NOTES:

1.	The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

2.	Warrants shall only be transferable in accordance with the Warrant Indenture between Verses AI Inc. (the “Company”) and Endeavor Trust Company of Canada (the “Warrant Agent”) dated as of July 9, 2025, Applicable Legislation and the rules and policies of any applicable stock exchange.